SMARTSERV ONLINE, INC.

                       NONQUALIFIED STOCK OPTION CONTRACT
                       ----------------------------------

                  THIS NONQUALIFIED STOCK OPTION CONTRACT (this "Contract") entered into as of May 29, 2000 between SMARTSERV ONLINE, INC., a Delaware corporation (the "Company"), and ALAN G. BOZIAN (the "Optionee").

                                   WITNESSETH:

                  1. The Company, in accordance with the approval of the Board of Directors and subject to the Optionee being in the employ of the Company as of the Effective Date (as defined in the Employment Agreement, dated May 29, 2000, between the Company and the Optionee), grants to the Optionee, as of the Effective Date, an option to purchase an aggregate of 175,000 shares of the Common Stock, $.01 par value per share, of the Company ("Common Stock") at an exercise price of $49.50 per share. This option is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. The term of this option shall be 10 years from the Effective Date, subject to earlier termination as may be provided in this Contract. This option shall vest and become exercisable at the times and in the amounts specified on Exhibit A attached hereto. The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding any of the foregoing, in no event may a fraction of a share of Common Stock be purchased or issued under this option.

                  3. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, presently Metro Center, One Station Place, Stamford, Connecticut 06902 Attn:
Chief Executive Officer, stating that the Optionee is exercising the option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months (the fair market value of such shares to be determined as described below), or (c) any combination of the foregoing. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made.

                  The Board of Directors may, in its sole discretion, permit payment of the exercise price of the option (or any part or installment thereof) by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Board of Directors to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  The Optionee shall not have the rights of a stockholder with respect to the shares of Common Stock to be received upon the exercise of the option (or any part or installment thereof) until the date of issuance of a stock certificate to him for such shares; provided, however, that until such stock certificate is issued, if the Optionee uses previously acquired shares of Common Stock in payment of an option exercise price he shall continue to have the rights of a stockholder with respect to such previously acquired shares.

                  The fair market value of a share of Common Stock on any day shall be (a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of Common Stock on such day as reported by such exchange or on a composite tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the

Common Stock is quoted on The Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and lowest asked prices per share of Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share of Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a),
(b) and (c) of this Paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the fair market value of the Common Stock shall be determined by the Board of Directors by any method consistent with applicable regulations adopted by the Treasury Department relating to stock options.

                  4. The Company shall have the right to withhold (a) cash, (b) shares of Common Stock to be issued to the Optionee having an aggregate fair market value (determined in accordance with Section 3 above) on the exercise date or (c) any combination thereof, in an amount equal to the minimum amount required to be withheld in order to satisfy any federal, state and local tax withholding requirements. Alternatively, the Company may require the Optionee to pay the Company such amount in cash or certified check promptly upon demand.

                  The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of this option (or any part or installment thereof), as well as all fees and expenses incurred by the Company in connection with such issuance.

                  5. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

                  6. Notwithstanding anything herein to the contrary, if at any time the Board of Directors shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

                  7. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock.

                  8. If the Optionee's employment relationship with the Company, its Parent and Subsidiaries has terminated for any reason (other than as a result of the death or Disability of the Optionee), the Optionee may exercise this option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for cause or (b) without the consent of the Company, this option shall terminate immediately.

                  For the purposes of this Contract, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of this Contract during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

                  This option shall not be affected by any change in the status of the Optionee so long as the Optionee continues to be an employee of, or a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

                  Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

                  9. If the Optionee dies (a) while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, (b) within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of such relationship by reason of his Disability, this option may be exercised, to the extent exercisable on the date of his death, by his Legal Representative at any time within one year after his death, but not thereafter and in no event after the date the option would otherwise have expired.

                  If the Optionee's relationship as an employee of, or consultant to, the Company, its Parent and Subsidiaries has terminated by reason of his Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

                  10. Notwithstanding any other provision of this Contract, in the event of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which is outstanding immediately prior to such event, the aggregate number and kind of shares subject to this option, to the extent not already exercised, and the exercise price thereof, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares which might otherwise be subject to this option without payment therefor.

                  11. This option shall become immediately exercisable in full upon the occurrence of a "Change in Control". For this purpose, a Change in Control shall be deemed to have occurred if (a) there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"); (b) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act), except for an employee stock ownership trust (or any of the trustees thereof), becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the Company's then outstanding securities having the right to vote on the election of directors, unless the transaction in which such person becomes such a beneficial owner was approved by a vote of at least two-thirds of the directors then still in office who were directors before such transaction was consummated; (c) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election by the

Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least 51% of the entire Board of Directors; (d) when a majority of the directors elected at any annual or special meeting of stockholders (or by written consent in lieu of a meeting) are not individuals nominated by the Company's incumbent Board of Directors; (e) if the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto being the holders of at least 80% of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; (f) if the stockholders of the Company approve a plan of complete liquidation of the Company; or (g) if the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets.

                  12. The Optionee represents and agrees that he will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

                  13. This option (or any part or installment thereof) is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's Legal Representatives. Except to the extent provided above, this option (or any part or installment hereof) may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

                  14. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee or Legal Representative entitled to the Optionee's rights hereunder.

                  15. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof. This Contract shall not be construed or interpreted with any presumption against the Company by reason of the Company causing this Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

                  16. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

                  17. For purposes of this Contract, the following terms shall be defined as set forth below:

                  (a) Disability. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

                  (b) Legal Representative. The term "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of the Optionee, if deceased or incapacitated, with respect to the option granted under this Contract.

                  (c) Parent. The term "Parent" shall have the same definition as "parent corporation" in Section 424(e) of the Code.

                  (d) Subsidiary. The term "Subsidiary" shall have the same definition as "subsidiary corporation" in Section 424(f) of the Code.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                                         SMARTSERV ONLINE, INC.


                                         By:
                                            ------------------------------------
                                         Name:
                                            ------------------------------------
                                         Title:
                                            ------------------------------------


                                            ------------------------------------
                                            Alan G. Bozian, Optionee


                                            50 E. 89th Street
                                            ------------------------------------
                                            New York, NY 10128
                                            ------------------------------------
                                            Address

                          EXHIBIT A - VESTING SCHEDULE

------------------------------------------------------------ ---------------------------------------------------------
                           DATE                                                TOTAL AMOUNT VESTED*
------------------------------------------------------------ ---------------------------------------------------------
May 29, 2000 [the Effective Date]                                                              7,291
------------------------------------------------------------ ---------------------------------------------------------
June 29, 2000                                                                                 14,582
------------------------------------------------------------ ---------------------------------------------------------
July 29, 2000                                                                                 21,873
------------------------------------------------------------ ---------------------------------------------------------
August 29, 2000                                                                               29,164
------------------------------------------------------------ ---------------------------------------------------------
September 29, 2000                                                                            36,455
------------------------------------------------------------ ---------------------------------------------------------
October 29, 2000                                                                              43,746
------------------------------------------------------------ ---------------------------------------------------------
November 29, 2000                                                                             51,037
------------------------------------------------------------ ---------------------------------------------------------
December 29, 2000                                                                             58,328
------------------------------------------------------------ ---------------------------------------------------------
January 29, 2001                                                                              65,619
------------------------------------------------------------ ---------------------------------------------------------
February 28, 2001                                                                             72,910
------------------------------------------------------------ ---------------------------------------------------------
March 29, 2001                                                                                80,201
------------------------------------------------------------ ---------------------------------------------------------
April 29, 2001                                                                                87,492
------------------------------------------------------------ ---------------------------------------------------------
May 29, 2001                                                                                  94,783
------------------------------------------------------------ ---------------------------------------------------------
June 29, 2001                                                                                102,074
------------------------------------------------------------ ---------------------------------------------------------
July 29, 2001                                                                                109,365
------------------------------------------------------------ ---------------------------------------------------------
August 29, 2001                                                                              116,656
------------------------------------------------------------ ---------------------------------------------------------
September 29, 2001                                                                           123,947
----------------------------------------------------------- ---------------------------------------------------------
October 29, 2001                                                                             131,238
------------------------------------------------------------ ---------------------------------------------------------
November 29, 2001                                                                            138,529
------------------------------------------------------------ ---------------------------------------------------------
December 29, 2001                                                                            145,820
------------------------------------------------------------ ---------------------------------------------------------
January 29, 2002                                                                             153,111
------------------------------------------------------------ ---------------------------------------------------------
February 29, 2002                                                                            160,402
------------------------------------------------------------ ---------------------------------------------------------
March 29, 2002                                                                               167,693
------------------------------------------------------------ ---------------------------------------------------------
April 29, 2002                                                                               175,000
------------------------------------------------------------ ---------------------------------------------------------

*Number of cumulative shares of Common Stock Optionee may purchase pursuant to the option.